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                                                                                                Exhibit 21
                              THERMO TERRATECH INC.

                         Subsidiaries of the Registrant

      As of May 29, 1999, Thermo TerraTech Inc. owned the following companies:

                                                                            STATE OR
                                                                        JURISDICTION OF       PERCENT OF
                                NAME                                     INCORPORATION        OWNERSHIP
-----------------------------------------------------------------------------------------------------------

Holcroft (Canada) Limited                                                    Canada              100
Holcroft Corporation                                                        Delaware             100
  Holcroft GmbH                                                             Germany              100
Metallurgical, Inc.                                                        Minnesota             100
  Cal-Doran Metallurgical Services, Inc.                                   California            100
Metal Treating Inc.                                                        Wisconsin             100
Normandeau Associates, Inc.                                              New Hampshire           100
TMA/Hanford, Inc.                                                          Washington            100
The Randers Killam Group Inc. (additionally, .99% of the shares are         Delaware              94.81
  owned directly by Thermo Electron Corporation)
  Randers Engineering, Inc.                                                 Michigan             100
  Randers Engineering of Massachusetts, Inc.                                Michigan             100
  Randers Group Property Corporation                                        Michigan             100
  Redeco Incorporated                                                       Michigan             100
  Viridian Technology Incorporated                                          Michigan             100
  The Killam Group, Inc.                                                    Delaware             100
    CarlanKillam Consulting Group, Inc.                                     Florida              100
      CarlanKillam Consulting Group of Alabama, Inc.                        Alabama              100
    Thermo Consulting & Design Inc.                                         Delaware             100
      Engineering Technology and Knowledge Corporation                      Delaware             100
        Elson T. Killam Associates, Inc.                                   New Jersey            100
         BAC Killam Inc.                                                    New York             100
           N.H. Bettigole Co., Inc.                                         Delaware             100
           N.H. Bettigole P.A.                                             New Jersey            100
           N.H. Bettigole P.C.                                              New York             100
         CarlanKillam Construction Services, Inc.                           Florida              100
         Duncan, Lagnese and Associates, Incorporated                     Pennsylvania           100
         E3-Killam, Inc.                                                    New York             100
         Killam Associates, Inc.                                              Ohio               100
         Killam Management and Operational Services, Inc.                  New Jersey            100
      Fellows, Read & Associates, Inc.                                     New Jersey            100
      Killam Associates, New England Inc.                                   Delaware             100
        George A. Schock & Associates, Inc.                                New Jersey            100
        Jennison Engineering, Inc.                                          Vermont              100
Thermo Analytical Inc.                                                      Delaware             100
  Skinner & Sherman, Inc.                                                Massachusetts           100


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                                                                            STATE OR
                                                                        JURISDICTION OF       PERCENT OF
                                NAME                                     INCORPORATION        OWNERSHIP
-----------------------------------------------------------------------------------------------------------

Thermo EuroTech (Delaware) Inc. (additionally, 12.17% of the shares         Delaware              87.83
  are owned directly by Thermo Electron Corporation)
  Thermo EuroTech N.V.                                                    Netherlands             87.10
    Thermo EuroTech Ireland Ltd.                                            Ireland              100
      Green Sunrise Holdings Ltd.                                           Ireland               70
        AutoRod Ltd.                                                        Ireland              100
        Green Sunrise Industries Ltd.                                       Ireland              100
        GreenStar Recycling Ltd.                                            Ireland              100
        Pipe & Drain Services Ltd.                                          Ireland              100
      GreenStar Products Ltd.                                               Ireland               70
    Grond- & Watersaneringstechniek Nederland B.V.                        Netherlands            100
    Refining & Trading Holland B.V.                                       Netherlands            100
ThermoRetec Corporation (additionally, 1.89% of the shares are              Delaware              69.12
  owned directly by The Thermo Electron Companies Inc.)
  Benchmark Environmental Corporation                                      New Mexico            100
  Eberline Holdings Inc.                                                    Delaware             100
    Eberline Analytical Corporation                                        New Mexico            100
      Thermo Hanford Inc.                                                   Delaware             100
      TMA/NORCAL Inc.                                                      California            100
  ThermoRetec Construction Corporation (formerly IEM Sealand                Virginia             100
    Corporation)
  ThermoRetec Resource Planning & Management Systems Corporation          Connecticut            100
    (formerly RPM Systems, Inc.)
  ThermoRetec Consulting Corporation (formerly Remediation                  Delaware             100
    Technologies, Inc.)
    GeoWest Golden Inc.                                                     Colorado             100
      GeoWest TriTechnics of Ohio, LLC                                      Colorado             100
    Retec North Carolina, Inc.                                           North Carolina          100
    RETEC Thermal, Inc.                                                     Delaware             100
  Thermo Fluids Inc.                                                        Delaware             100
  TPS Technologies Inc.                                                     Florida              100
    TPST Soil Recyclers of California Inc.                                 California            100
      California Hydrocarbon, Inc.                                           Nevada              100
    TPST Soil Recyclers of Maryland Inc.                                    Maryland             100
      Todds Lane Limited Partnership (1% of which is owned directly         Maryland             100*
         by TPS Technologies Inc.)
    TPST Soil Recyclers of New York Inc.                                    New York             100
    TPST Soil Recyclers of Oregon Inc.                                       Oregon              100
    TPST Soil Recyclers of South Carolina Inc.                              Delaware             100
    TPST Soil Recyclers of Virginia Inc.                                    Delaware             100
    TPST Soil Recyclers of Washington Inc.                                 Washington            100
  TRI Oak Ridge Inc.                                                        Delaware             100
  TRI Oak Ridge L.L.C. (additionally, 50% of the shares are owned           Delaware              50
    directly by Coleman Services Incorporated)
  TRUtech L.L.C.                                                            Delaware              47.5*

*Represents an interest in a joint venture.








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